Natixis Real Estate Capital, Inc.
9 West 57th Street
New York, New York  10019

Re:	RCC Real Estate SPE 3, LLC (“Seller”) and Resource Capital Corp. (“Sponsor”)

Dear Sirs:

Reference is made to that certain Master Repurchase Agreement dated as of April 12, 2007, as amended, between Natixis Real Estate Capital, Inc. (“Buyer”) and Seller (the “Repurchase Agreement”), together with the guarantee thereof pursuant to a Guaranty dated April 12, 2007, as amended, from Sponsor to Buyer (the “Guaranty”).  This letter is to reflect certain understandings and agreements with respect to the Guaranty and the Repurchase Agreement, as follows (capitalized terms used, but not otherwise defined, herein shall have the meaning set forth in the Repurchase Agreement):

1. Net Worth Covenant.  Clause (A) of Section 6(b)(i) of the Guaranty, as heretofore amended, is hereby further amended by deleting the reference to “$200,000,000” and inserting in its place “$125,000,000”.

2. Repayment of Repurchase Price.

(a) As of the date of this letter, the amount of the Repurchase Prices of all remaining Assets subject to Transactions is $4,600,000, as set forth in Exhibit A hereto. Seller hereby agrees to pay the amounts listed below in reduction of the outstanding amount of the aggregate Repurchase Prices for each of the Transactions as follows (and such amounts shall be applied by Buyer to reduce the Repurchase Price for each Transaction as determined by Buyer in its sole discretion):

(i)	On the execution of this letter agreement by Buyer, Seller shall pay an amount equal to $1,300,000 to Buyer.

(ii)	On the Remittance Date occurring in September, 2009, Seller shall pay $1,300,000 to Buyer.

(iii)	On the Remittance Date occurring in December, 2009, Seller shall pay $1,000,000 to Buyer.

(iv)	On March 31, 2010, Seller shall pay in full the remaining outstanding balance of the Repurchase Prices, together with all other amounts due under the Repurchase Agreement.

(v)	The foregoing payments shall not constitute an early termination of any Transaction and shall not be subject to the provisions of Section 3(d) of the Repurchase Agreement.

(vi)	Sponsor acknowledges and agrees that the foregoing payments are Guaranteed Obligations (as such term is defined in the Guaranty).

(b) Failure by Seller, or Sponsor as guarantor, to make any payment required under this letter within five (5) Business Days of the due date specified in this letter shall constitute an Event of Default under Section 14 of the Repurchase Agreement.  Buyer shall have all rights and remedies with respect thereto provided by the Repurchase Agreement or otherwise available to it under applicable law.

(c) At any time, Seller may repurchase the Lembi Mezz Existing Asset by paying $1,000,000 (the “Lembi Mezz Repurchase Amount”) to Buyer as required by the Second Amendment to the Repurchase Agreement, dated as of November 25, 2008, together with any other amounts required under Section 3(d) of the Repurchase Agreement. Such Lembi Mezz Repurchase Amount shall be applied to reduce the balance of the Repurchase Price for the remaining Asset payable under Section 2(a)(iii) of this letter.

3. Transfer of Assets Subject to Transactions; Termination of Repurchase Agreement.  Subject to Section 2(c) of this letter and Section 3(d) of the Repurchase Agreement, the remaining Assets subject to Transactions shall be transferred to Seller upon payment in full of the remaining Repurchase Price for each Asset then subject to Transactions under the Repurchase Agreement (as such Repurchase Prices may have been theretofore reduced by payments made by Seller under Sections 2(a)(i) and 2(a)(ii) of this letter), and the Repurchase Agreement and Guaranty shall thereupon terminate.

4. Confirmation of Repurchase Agreement and Guaranty.  Except as set forth herein, all of the other terms and conditions of the Repurchase Agreement and Guaranty, as each has been heretofore amended, shall remain in full force and effect.

5. Acknowledgement of Section 3(d) Notice.  The parties each hereby agree that this letter shall constitute notice of an Early Repurchase Date, as and to the extent such notice is required under Section 3(d) of the Repurchase Agreement.

If the foregoing correctly reflects our understandings and agreements, please execute this letter in the space provided below.

Very truly yours,

RCC REAL ESTATE SPE 3, LLC

By:           /s/ Thomas C. Powers________
Name:  Thomas C. Powers
Title:    VP

RESOURCE CAPITAL CORP.

By:           /s/ David J. Bryant______
Name:  David J. Bryan
Title:    SVP & CFO

Accepted and agreed to this
____ day of June 2009
NATIXIS REAL ESTATE CAPITAL, INC.

By:           /s/ Jonathan Love___________
Name:  Jonathan Love
Title:   Managing Director

EXHIBIT A

EXISTING ASSETS

Name	Type	Applicable Spread	Current Repurchase Price
Lembi IV Mortgage Portfolio	B Note (pari passu senior participation)	3.00%	$4,600,000
Lembi I Mezzanine Portfolio	Mezzanine Loan Participation	N/A	-0-